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                                                             EXHIBIT 23


                        [COOPERS & LYBRAND LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Universal Standard Medical Laboratories, Inc. on Form S-8 (File No. 33-80356) of our report dated May 10, 1996, on our audit of the financial statements of the Universal Standard Medical Laboratories, Inc. Tax Deferred Savings Plan and Trust as of December 13, 1995 and 1994, and for the year ended December 31, 1995, which report is included in this annual report on Form 11-K.


Coopers & Lybrand LLP

Detroit, Michigan
May 10, 1996